Exhibit 10.6

AGREEMENT

THIS AGREEMENT (this “Agreement”) is made as of this 12th day of September, 2005, between Heritage Property Investment Trust, Inc., a corporation organized under the State of Maryland and having its principal place of business at 131 Dartmouth Street, Boston, Massachusetts 02116 (the “Company”), and Louis Zicht of Boston, Massachusetts (the “Executive”).

RECITALS

WHEREAS, the Company and Executive have previously entered into a Severance Agreement, dated as of February 2, 2004 (the “Severance Agreement”), pursuant to which the Company has agreed to provide Executive certain severance benefits in the event his employment with the Company is terminated, including subsequent to a “Change of Control” of the Company, as set forth in the Severance Agreement; and

WHEREAS, the Company wishes to amend the Severance Agreement as described herein;

NOW, THEREFORE, in consideration of the mutual premises set forth below and for other good and valuable consideration, the parties hereto agree as follows:

1.             Amendment to Section 5 of Severance Agreement

Section 5 of the Severance Agreement is hereby amended by deleting such section in its entirety and inserting the following new Section 5 in place thereof:

“5.           SEVERANCE/COVERED TERMINATION FOLLOWING CHANGE OF CONTROL

In the event that a Covered Termination occurs during the term of this Agreement, including during a period of two (2) years following the consummation of a Change of Control, the Executive shall be entitled to receive, and the Company shall pay the Executive as severance an amount determined by multiplying two (2) times the sum of:

(a)           the Executive’s Annual Base Salary as in effect immediately prior to the Date of Termination; and

(b)           the Executive’s Bonus Amount as of the Date of Termination.”

2.             Except as herein provided, all of the terms and provisions of the Employment Agreement shall remain unmodified and in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have caused this Agreement to be duly executed under seal as of the date first above written.

HERITAGE PROPERTY INVESTMENT TRUST, INC.		EXECUTIVE

/s/Thomas C. Prendergast		/s/Louis Zicht
Title:	President and CEO